Exhibit 3.4

(Reguestor's Name)  I (Address) (Address)     (City/State/Zip/Phone #)    E]  PICK-UP WAIT MAIL  500289360405  ❑   (Business Entity Name)      (Document Number)     Certified Copies Certificates of Status      Special Instructions to Filing Officer.                     Office Use Only   06/24/16 - -01015  -014 1425..00    JD r‘-) rri

COVER LETTER   TO: Registration Section Division of Corporations   Korth Direct Mortgage LLC  SUBJECT:  Name of Limited Liability Company   The enclosed Articles of Amendment and fee(s) are submitted lir filing. Please return all correspondence concerning this matter to the following:    holly MacDonald-Korth  Name ot'Person   J W Korth & Company. LP  Firm/Company  2937 SW 27th Ave. Ste 307  Address  Miami. FL 33133  City/State and Zip Code hkorth(twkorth.com E-mail address: (to he used tor future annual report notification)   For further information concerning this matter, please call:   [lolly MacDonald-Korth 786 693-8652 at ( Name of Person Area Code Daytime Telephone Number    hticlosed is a check for the following amount: $25.00 Filing Fee D $30.00 Filing Fee & CI $55.00 Filing Fee & ❑ $60.00 Filing Fee. Certificate of Status Certified Copy Certificate of Status & (additional copy ts imciosed) Certified Copy (additional copy is enclosed)     MAILING ADDRESS: STREET/COURIER ADDRESS: Registration Section Registration Section Division ol'Corporations Division of Corporations P.O. Box 6327 Clifton Building Tallahassee, FL 32314 2661 Executive Center Circle Tallahassee. FI, 32301

ARTICLES OF AMENDMENT  TO  ARTICLES OF ORGANIZATION  OF   .1. W. Korth & Company. LLC  (Name of the Limited liability Company,, as it now smears on our record,.  (A Florida Limited Liability Company)  The Articles of Organization for this Limited Liability Company were tiled on Florida document number L09000071253  This amendment is submitted to amend the following:   7/24/2009 and assigned   A. if amending name, enter the new name of the limited liability company here: Korth Direct Mortgage. LLC  The new name must he distinguishable and contain the words -Limited Liability Company." the designation "LLC'" or the abbreviation -L.L.C."   Enter new principal offices address, if applicable:  (Principal office address MUST BE A STREET ADDRESS)      Enter new mailing address, if applicable:  (Mailinit address MAY BE A POST OFFICE BOX)    B.  If amending the registered agent and/or registered office address on our records, enter the name of the new registered agent and/or the new registered office address here:    Name of New Registered Agent:   New Registered Office Address:  Enter Eltoriyht street rtddress   Florida  City Zip Code New Registered Agent's Signature, if changing,Registered Agent:  I hereby accept the appointment as registered agent and agree to act in this capacity. Ifurther agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided.for in Chapter 605, F.S. Or, if this document is being filed to merely reflect a change in the registered office address, 1 hereby confirm that the limited liability company has been notified in writing of this change.      If Changing Registered Agent, Signature of New Registered Agent   Page 1 of 3

If amending Authorized Person,(s) authorized to manage, enter the title, name, and address of each person being added or removed from our records:   MGR =  Manager  AMBR = Authorized Member   Title Name   14 6—   Address    A 099 3T k5k0 Tatni   V +/kit, rz, Page 2 of 3  Type of Action   141/1Cf jk 77eAdd 35 / ❑ Remove   0 Change   ❑ Add   0 Remove          ❑ Rer  e  ❑ Change-   0 Add   ❑ Remove   0 Change   ❑ Add   ❑ Remove   ❑ Change   ❑ Add   ❑ Remove   ❑ Change

D. if amending any other information, enter change(s) here: E. Effective date, if other than the date of filing:  (Auach additional sheets, if necessary) (optional) (%) 17. :to CI CD c- nt. r—  .g.- '.._.: :-.4i -,--.   Of an etTective date is listed, the date must be specific and cannot be prior to date of tiling or more than 90 days alter filing.) Pursuant to 605.0207 (3)(h) Note:  If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.   If the record specifies a delayed effective date, but not an effective time, at 12:01 a.m. on the earlier of:  (b)  The 90th day after the record is filed.    Dated     ore of a menthe authorized representative of a member  Flolly MacDonald-Korth Typed or printed name of signet   Page 3 of 3 Filing Fee: 525.00